Exhibit (32)(b)

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

In connection with the Annual Report of The Empire District Electric Company (the “Company”) on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gregory A. Knapp, as Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ Gregory A. Knapp
Name: Gregory A. Knapp
Title: Vice President — Finance and Chief Financial Officer

Date: March 14, 2005

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Empire District Electric Company and will be retained by The Empire District Electric Company and furnished to the Securities and Exchange Commission or its staff upon request.

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